Colfax Announces Clay Kiefaber to Retire as CEO of ESAB Business
Colfax CEO Matthew Trerotola to Serve As Interim President at ESAB
ANNAPOLIS JUNCTION, MD – November 17, 2015 – Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced that Clay Kiefaber will be retiring effective December 31, 2015 as ESAB’s President & CEO and as EVP, Colfax. Matthew Trerotola, CEO & President, Colfax Corporation, will serve as interim President of ESAB while a search for a successor for ESAB is being conducted. Colfax also announced today that Steve Breitzka will be joining ESAB as interim SVP Global Operations & Americas, to assist with the transition.   Steve was previously President and CEO of Apex Tool Group and before that spent more than 12 years at Danaher leading industrial businesses.
Mr. Trerotola said, “I want to thank Clay for his significant contributions to Colfax. He has been instrumental to the integration of ESAB into Colfax and has created a strong platform from which to further grow the business. We wish him all the best in the future. ESAB is a high potential business with great brands, products, and talent. We are seeking a leader who can accelerate growth and improve margins by focusing on our customers and using our Colfax Business System to drive continuous improvement. We are fortunate that ESAB has a strong senior management team and I look forward working alongside them to drive ESAB’s growth.”
Mr. Kiefaber said, “I am proud to have been a part of Colfax’s evolution, and have appreciated the opportunity to work with so many smart, talented and hard working professionals. The business has a strong foundation in place and is well positioned for the future.”
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

About ESAB

ESAB is one of the world's largest manufacturers of welding consumables, welding and cutting equipment, and associated automation. Founded in 1904, ESAB offers products for virtually every welding and cutting process and application, and is widely recognized as the technological leader in the industry. With more than 8,700 associates and manufacturing facilities across four continents, ESAB delivers products and support services quickly and efficiently to customers around the globe.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the caption "Risk Factors." In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date hereof. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:
Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Media Contacts:
Jim Barron/Brian Shiver
Sard Verbinnen & Co
(212)687-8080